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                                                                     EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements on Form S-3 (File No. 2-77062), and Forms S-8 (File Nos. 2-77060, 2-91694, 33-43955
and 33-48287) of our reports dated February 22, 1996, on our audit of the consolidated financial statements and related financial statement schedule of Instron Corporation as of December 31, 1995, and 1994, and for each of the three years in the period ended December 31, 1995 which reports are included in this Annual Report on Form 10-K.


                                    /S/ COOPERS & LYBRAND L.L.P.
                                    ----------------------------
                                    COOPERS & LYBRAND L.L.P.
                                    Boston, Massachusetts
                                    March 28, 1996



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